Fund Trade Date     Settle Date    Security Name:  Size of Offering:   Aggregate
Offering Value       Price:    Shares Purchased    Transaction Value
Underwriter Fidelity Purchased From     Underwriting Members:(1) Underwriting
Members:(2)    Underwriting Members:(3) Underwriting Members:(4) Underwriting
Members:(5)    Underwriting Members:(6)

TRAVELERS EQUITY INCOME  26-Apr-00 01-May-00 Time Warner Telecom  15,289,842
764,492,100     50.00     2,000     300,000  LEHM Lehman Brothers     Morgan
Stanley   Bear Stearns   DLJ  Fid. Capital MKTS   0

TRAVELERS EQUITY INCOME  26-Jun-00 30-Jun-00 Stratos Lightwave    8,750,000
183,750,000     21.00     100       10,500   LEHM Lehman Brothers     CIBC World
Mkt. US Bancorp     Robert Baird   Tucker Anthony Fid. Capital Markets

TRAVELERS EQUITY INCOME  15-Feb-00 18-Feb-00 Chordiant Software   4,500,000
81,000,000      18.00     100       88,200   RSSF FleetBoston Robertson Stephens
Inc. Dain Rauscher Incorporated    Thomas Weisel Partners LLC    0    0    0

TRAVELERS EQUITY INCOME  10-Feb-00 15-Feb-00 Xcare.net, Inc.      5,000,000
90,000,000      18.00     100       1,800    RSSF FleetBoston Robertson Stephens
Inc. SG Cowen Securities Corporation    E*Offering Corp.    Advest, Inc.   0
0

TRAVELERS EQUITY INCOME  03-Feb-00 09-Feb-00 Dobson Communications Corporation
25,000,000      550,000,000    22.00     500       44,000   LEHM Lehman Brothers
Inc. Salomon Smith Barney Inc.     Banc of America Securities LLC     Deutsche
Bank Securities Inc.     Goldman, Sachs & Co.     Merrill Lynch, Pierce, Fenner
& Smith Incorporated

TRAVELERS EQUITY INCOME  04-Feb-00 09-Feb-00 FirePond, Inc.  5,000,000
110,000,000     22.00     100       44,000   RSSF FleetBoston Robertson Stephens
Inc. Dain Rauscher Incorporated    SG Cowen Securities Corporation    E*Offering
Corp.     0    0

TRAVELERS EQUITY INCOME  03-Feb-00 09-Feb-00 Therma Wave, Inc.    9,000,000
180,000,000     20.00     100       224,000  LEHM Banc of America Securities LLC
Lehman Brothers Inc.     Fidelity Capital Markets 0    0    0

TRAVELERS EQUITY INCOME  05-Apr-00 10-Apr-00 Ulticom    4,250,000
55,250,000      13.00     100       2,600    LEHM Lehman Brothers     Chase H&Q
US Bancorp Piper Jaffrey Fid Capital MKTS    0    0

TRAVELERS EQUITY INCOME  12-Apr-00 18-Apr-00 Nuance     4,400,000
74,800,000      17.00     100       34,000   GSCO Goldman Sachs  Thomas Weisal
Ptn. Dain Rauscher Wessel     Wit Sondview   Fid. Capital MKTS   0

TRAVELERS EQUITY INCOME  17-Apr-00 20-Apr-00 Dynegy Inc      11,000,000
612,040,000     56.00     1,000     645,424  FBCO Lehman    ABN AMRO  Banc of
America   CIBC World     Credit Suisse  Merrill Lynch

TRAVELERS EQUITY INCOME  12-May-00 17-May-00 SEQUOIA SOFTWARE CORP     4,200,000
33,600,000      8.00      100       15,200   LEHM Lehman Brothers     SG Cowen
Wit Sound View Fidelity Capital Markets 0    0

TRAVELERS EQUITY INCOME  26-Apr-00 02-May-00 AT&T WIRELESS GROUP  360,000,000
10,620,000,000       30.00     15,300    51,625,000    MOTC Goldman Sachs
Marrill Lynch  Salomon Brothers    Fid. Capital MKTS   0    0

TRAVELERS LARGE CAP 26-Jun-00 30-Jun-00 Stratos Lightwave    8,750,000
183,750,000     21.00     100       10,500   LEHM Lehman Brothers     CIBC World
Mkt. US Bancorp     Robert Baird   Tucker Anthony Fid. Capital Markets

TRAVELERS LARGE CAP 15-Feb-00 18-Feb-00 Chordiant Software   4,500,000
81,000,000      18.00     100       88,200   RSSF FleetBoston Robertson Stephens
Inc. Dain Rauscher Incorporated    Thomas Weisel Partners LLC    0    0    0

TRAVELERS LARGE CAP 10-Feb-00 15-Feb-00 Xcare.net, Inc.      5,000,000
90,000,000      18.00     100       1,800    RSSF FleetBoston Robertson Stephens
Inc. SG Cowen Securities Corporation    E*Offering Corp.    Advest, Inc.   0
0

TRAVELERS LARGE CAP 03-Feb-00 09-Feb-00 Dobson Communications Corporation
25,000,000      550,000,000    22.00     300       44,000   LEHM Lehman Brothers
Inc. Salomon Smith Barney Inc.     Banc of America Securities LLC     Deutsche
Bank Securities Inc.     Goldman, Sachs & Co.     Merrill Lynch, Pierce, Fenner
& Smith Incorporated

TRAVELERS LARGE CAP 04-Feb-00 09-Feb-00 FirePond, Inc.  5,000,000
110,000,000     22.00     100       44,000   RSSF FleetBoston Robertson Stephens
Inc. Dain Rauscher Incorporated    SG Cowen Securities Corporation    E*Offering
Corp.     0    0

TRAVELERS LARGE CAP 03-Feb-00 09-Feb-00 Therma Wave, Inc.    9,000,000
180,000,000     20.00     100       224,000  LEHM Banc of America Securities LLC
Lehman Brothers Inc.     Fidelity Capital Markets 0    0    0

TRAVELERS LARGE CAP 12-Apr-00 18-Apr-00 Nuance     4,400,000      74,800,000
17.00      100       34,000   GSCO Goldman Sachs  Thomas Weisal Ptn.  Dain
Rauscher Wessel     Wit Sondview   Fid. Capital MKTS   0

TRAVELERS LARGE CAP 12-May-00 17-May-00 SEQUOIA SOFTWARE CORP     4,200,000
33,600,000      8.00      100       15,200   LEHM Lehman Brothers     SG Cowen
Wit Sound View Fidelity Capital Markets 0    0

THE TRAVELERS SERIES TRUST
10F-3 REPORT
December 01, 1999 through February 29, 2000

TRAVELERS QUALITY BOND PORTFOLIO
                       Trade                                             % of
Issuer                 Date     Selling Dealer         Amount     Price  Issue

Bank of America        2/08/00  NationsBanc         $2,700,000   $99.733  0.11
 7.80% due 2/15/10
Vodaphone              2/07/00  Goldman Sachs        2,700,000    99.381  0.31
 7.75% due 2/15/10

CONVERTIBLE BOND PORTFOLIO
                       Trade                                    Purchase % of
Issuer                 Date     Selling Dealer         Amount     Price  Issue

Loral Space & Comm.    2/15/00  Lehman Brothers        $6,000    $50.000  0.02
 6.00% due 2/15/07
Global Crossing       12/10/99  Merrill Lynch           1,200    250.000  0.00
 7.00% convertible

THE TRAVELERS SERIES TRUST
10F-3 REPORT
March 01, 1999 through May 31, 2000

TRAVELERS QUALITY BOND PORTFOLIO
                       Trade                                    Purchase  % of
Issuer                 Date     Selling Dealer         Shares     Price  Issue
Federated
 8.50 due 6/01/00      5/31/00  CS First Boston         29,000   $100.00  2.46

SOCIAL AWARENESS STOCK PORTFOLIO
                       Trade                                    Purchase % of
Issuer                 Date     Selling Dealer         Shares     Price  Issue

Infineon Technology    3/13/00  Goldman Sachs          29,000    $100.00  0.01